UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2022, Biora Therapeutics, Inc. (the “Company”) received a determination from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, due to the Company’s continued non-compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Rule”), the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further delisting action by Nasdaq at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel to the Company as a result of the hearing. The determination otherwise has no immediate impact on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Global Market under the symbol “BIOR” pending the ultimate conclusion of the Nasdaq hearing process.

The Company’s compliance plan may include implementation of a reverse stock split to achieve a closing bid price of at least $1.00 per share for a minimum of 10, but generally not more than 20, consecutive business days, in accordance with the Nasdaq Listing Rules. On November 29, 2022, the Company filed a definitive proxy statement with the Securities and Exchange Commission for a special meeting of stockholders scheduled to be held on December 19, 2022 to approve, among other things, a proposal to authorize the Company’s Board of Directors, in its discretion, to file an amendment to the Company’s certificate of incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, at a ratio in the range of 5:1 to 25:1, if necessary. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with all applicable listing criteria within the period of time the Panel may grant to the Company following the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: December 9, 2022	By:	/s/ Eric d’Esparbes
Eric d’Esparbes Chief Financial Officer